Exhibit 3.22
BYLAWS
OF
MRC MANAGEMENT COMPANY
formerly known as
MRM WEST VIRGINIA MANAGEMENT COMPANY
ARTICLE I. OFFICES
     The principal office of the corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The corporation may have such other office or offices, and transact business, either within or without the State of Delaware, as the board of directors may designate or as the business of the corporation may require from time to time.
ARTICLE II. SHAREHOLDERS
     SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Thursday in the month of April, in each year, beginning with the year 2008, at the hour of 10:00 o’clock A.M., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for an annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at an annual meeting of the shareholders as soon thereafter as conveniently may be held.
     SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by and at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the corporation entitled to vote at the meeting.
     SECTION 3. Place of Meeting. The board of directors may designate in a notice, or in a waiver of notice of a meeting signed by all shareholders entitled to vote at a meeting, unless otherwise prescribed by statute, any place, either within or without the State of Delaware unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Delaware.
     SECTION 4. Notice of Meeting. Written notice stating the place, if any, day and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.
     When a meeting is adjourned to another time or place, unless the bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     SECTION 5. Written Agreement in Lieu of Meeting. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such shareholders may be dispensed with if all of the shareholders who would have been entitled to vote upon the action, if such meeting were held, shall agree in writing to such corporate action being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all shareholders entitled to vote at a meeting of such shareholders duly called and legally held.
     SECTION 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open to the examination of any shareholder at least ten (10) days prior to the date of the meeting and at the place of the meeting and shall be subject to the inspection of any shareholder.
     SECTION 8. Quorum. At all meetings of the shareholders, a quorum of the shareholders shall consist of a majority of all the shares of stock entitled to vote, represented by the holders thereof in person or represented by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.
     If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     SECTION 9. Organization. The president shall call meetings of the shareholders to order and shall act as chairman of such meeting. The shareholders present may appoint any shareholder to act as chairman of any meeting in the absence of the president or with his consent if present.
     The secretary of the corporation shall act as secretary of all meetings of the shareholders. In the absence of the secretary at any such meeting, the presiding officer may appoint any person to act as secretary thereof and to keep a record of the proceedings.
     SECTION 10. Voting. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates, and the directors shall not be elected in any other manner, except as provided in Article III, Section 2, of the bylaws.
     Except as otherwise provided in the preceding paragraph, or in the Articles of Incorporation of the corporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.
     SECTION 11. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy.
     SECTION 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provisions, as the board of directors of such corporation may determine.
     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.
ARTICLE III. BOARD OF DIRECTORS
     SECTION 1. Powers, Qualifications, Number and Term of Office. The business and property of the corporation shall be managed and controlled by the board of directors to be elected at each regular annual meeting of the corporation. The number of directors of the corporation shall be the number elected by the shareholders at each annual meeting, but may be more in the interim between such annual meetings as determined by a vote of the existing directors from time to time. Each director shall hold office from the time of his election until the next regular annual meeting of the shareholders of the corporation, or until his successor is elected and qualified, or until he is removed by a vote of the stockholders. No director need be a resident of the State of Delaware or a shareholder of the corporation in order to hold said office.
     SECTION 2. Vacancies. Any vacancies existing in the board of directors and any directorship to be filled by reason of an increase in the number of directors unless the Articles of Incorporation or bylaws provide that a vacancy shall be filled in some other manner, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     SECTION 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than these bylaws immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.
     SECTION 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or not less than ten percent (10%) of the existing directors. The person or persons authorized to call special meetings of the board of directors may fix the place for holding any special meeting of the board of directors called by them.
     SECTION 5. Notice. No notice shall be required of the regular meeting of the board of directors. Notice of any special meeting shall be given at least three (3) days previously thereto by written notice delivered personally or mailed to each director at his last known address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting.
     SECTION 6. Written Agreement in Lieu of Meeting. Whenever the vote of directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such directors may be dispensed with if all of the directors shall consent and agree in writing to such corporate action being taken, and such agreement (which shall set forth the action so taken and be signed by all of the directors) shall have like effect and validity as though the action were duly taken by the unanimous action of all directors at a meeting of such directors duly called and legally held.
     SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.
     SECTION 8. Quorum. A majority of the number of directors fixed by Section 1 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time and place to place without further notice and until a quorum is present.
     SECTION 9. Presiding Officer; Recording Officer. At all meetings of the board of directors, the president or a vice president, or in the absence of them, any director elected by the directors present, shall preside. The secretary or any person appointed by the directors present, shall keep a record of the proceedings. The records shall be verified by the signature of the person acting as chairman of the meeting.
     SECTION 10. Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 11. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     SECTION 12. Ratification by Shareholders. The board of directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the shareholders or any general or special meeting called for the purpose of considering any contract or act; and any contract or act which shall be approved and ratified by the vote of the holders of a majority in interest of the capital stock of the corporation that is represented in person or by proxy at such meeting, providing only that a quorum of the shareholders be either so represented in person or by proxy, shall be as valid and binding upon the corporation and upon all the stockholders as though it had been approved and ratified by each and every shareholder of the corporation.
     SECTION 13. General Powers. The board of directors shall elect the officers hereinafter provided for in Article IV, Section 1 of these bylaws, and in case of the absence of the president and/or the vice president, the board may appoint a president pro tempore who for the time shall discharge the official duties of the president, and the board of directors shall determine what is such absence as will justify the election of the president pro tempore.
     The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors, except in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the bylaws of the corporation. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.
     SECTION 14. Removal. At a meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him.
ARTICLE IV. OFFICERS
     SECTION 1. Number. The officers of the corporation shall be a president, one or more vice-presidents, a chief financial officer, and a secretary, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors.
     One person may hold more than one office. No officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or the bylaws to be executed, acknowledged and verified or countersigned by two or more officers.
     SECTION 2. Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the annual meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
     None of the directors or officers of the corporation need be shareholders. All appointees, agents, and employees, other than officers, shall hold office at the discretion of the president.
     SECTION 3. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors at a special meeting for the unexpired portion of the term.
     SECTION 5. President. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the president and such other duties as may be prescribed by the board of directors from time to time.
     SECTION 6. Vice President. Each vice president, shall, concurrently with the president, but subject to his superior right and authority, have all the right, power and authority to perform all the duties of the president of the corporation. In the absence of the president or in event of his death, inability or refusal to act, the senior vice president, if any, as designated by the board of directors prior to such absence of the president, shall perform the duties of the president until such time as the board of directors may appoint a successor president pursuant to

Section 4, above, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Each vice president shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.
     SECTION 7. Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.
     SECTION 8. Chief Financial Officer. The chief financial officer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; (c) keep accurate accounts, in such form as may be approved by the board of directors, of all the financial transactions of the corporation, and shall close said accounts and balance said books of account at least once in each year; (d) whenever required by the president, the vice president, or by the board of directors, render a report of all moneys received and disbursed by the corporation and of the financial condition of the corporation; and (e) in general perform all of the duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the chief financial officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.
     SECTION 9. General Provisions. All books, records and files of the corporation shall at all times be open to the inspection of the president, the vice president, and the board of directors.
     Any or all of the officers shall give such bond or bonds for the faithful discharge of their respective duties in such sum or sums as and when the board of directors may from time to time in its discretion require.
     Any duty authorized, provided and/or required to be performed by any officer of this corporation may be performed by his duly authorized assistant.
     SECTION 10. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V. CONTRACTS AND ACCOUNTS
     SECTION 1. Receipts. The president, vice president, secretary and chief financial officer are each authorized to receive and receipt for all moneys due and payable to the corporation from any source whatsoever, and to endorse for deposit checks, drafts, and other money orders in the name of the corporation or on its behalf, and to give full discharge and receipt therefore.
     SECTION 2. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
     SECTION 3. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.
     SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.
     SECTION 5. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.
ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER
     SECTION 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the board of directors so to do, and sealed with the corporate seal or a facsimile thereof. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued pursuant to Section 4 of this Article.

     SECTION 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of title certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
     SECTION 3. Dividends. Dividends may be declared by the board of directors, from time to time, and paid in cash or property only out of (1) the surplus of the corporation, as determined in accordance with §§154 and 244 of the Delaware General Corporate Law, or (2) in case there shall be no such surplus, out of the corporation’s net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the dividend is to be paid in shares of the corporation’s theretofore unissued capital stock, the board of directors shall by resolution, direct that there be designated as capital in respect of such shares an amount which is not less than the aggregate par value of par value shares being declared as a dividend and, in the case of shares without par value being declared as a dividend, such amount as shall be determined by the board of directors. No such designation as capital shall be necessary if shares are being distributed by a corporation pursuant to split-up or division of its stock rather than as payment of a dividend declared payable in stock of the corporation.
     SECTION 4. Lost, Destroyed or Stolen Certificates. A shareholder requesting the issuance of a stock certificate of the corporation in lieu of a lost, destroyed or stolen certificate shall promptly give notice to the corporation of such loss, destruction or theft, and publish in a newspaper of general circulation published in the County within which the corporation then has its principal place of business, a notice of such loss once a week for two (2) successive weeks. Such shareholder shall file with the officers of this corporation, first, an affidavit setting forth the time, place and circumstances of the loss to the best of his knowledge and belief and, second, proof of the required publication. He shall also, in the discretion of the board of directors, execute and deliver to the corporation a bond with good security in a penalty of an amount deemed reasonable and necessary by the board of directors, which, amount may be an unlimited amount, conditioned to indemnify the corporation and all persons whose rights may be affected by the issuance of the new certificates against any loss in consequence of the new certificate being issued.
     The corporation will issue the new stock certificate if the above requirements are completed before the corporation has notice that the certificate has been acquired by a bona fide purchaser.
     The board of directors, in its discretion, may authorize the issuance of a new certificate in lieu of the one lost, destroyed or stolen without requiring the publication of said notice or the giving of a bond.
ARTICLE VII. ACCOUNTING PERIOD
     The accounting period of the corporation shall begin on the first day of January and end on the last day of December in each year.

ARTICLE VIII. CORPORATE SEAL
     The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words, “Corporate Seal”.
ARTICLE IX. MISCELLANEOUS
     SECTION 1. Voting Upon Stocks. Unless otherwise ordered by the board of directors, the president shall have full power and authority on behalf of the corporation, whether in person or by proxy, to attend and to act and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner thereof, this corporation might have possessed and exercised if present. The board of directors by resolution may, from time to time, confer like powers upon any other person or persons.
     SECTION 2. Contracts With Directors and Officers. No contract or other transaction between a corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (1) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (2) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (3) the contract or transaction is fair and reasonable to the corporation.
     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.
     On any question involving the authorization, approval or ratification of any such contract or transaction, the names of those voting each way shall be entered on the record of the proceedings.
     SECTION 3. Indemnification of Directors, Officers, Employees and Agents. The corporation shall indemnify its directors, officers, employees and agents in accordance with the provisions of Section 145 of the Delaware General Corporation Law.
     The indemnification provided for herein shall not be deemed exclusive of any other rights to which any stockholder or member may be entitled under any bylaw, agreement, vote of stockholders, members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators.
     The directors of the corporation may, from time to time by resolution, provide for such additional indemnification or advancement of expenses as they deem appropriate to any person, acting for or on behalf of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification or advancement of expenses may be authorized in such resolution or resolutions to the extent the directors deem appropriate under the circumstances, but at no time may the directors of the corporation provide for additional indemnification or advancement of expenses that is contrary to the laws of the State of Delaware.
     SECTION 4. Waiver of Notice. Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or directors of the corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice and attendance of the person at a meeting shall constitute a waiver of notice, unless the person attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
     SECTION 6. Telephonic Attendance and Voting at Meetings. Notwithstanding anything herein contained to the contrary, one or more directors or shareholders may participate in a meeting of the board, a committee of the board or of the shareholders by means of conference telephonic or similar electronic communication equipment by means of which all persons participating in the meeting can hear each other.
     Whenever a vote of the shareholders or directors is required or permitted in connection with any corporate action this vote may be taken orally during this electronic conference. The agreement thus reached shall have like effect and validity as though the action were duly taken by the action of the shareholders or directors at a meeting of shareholders or directors if the agreement is reduced to writing and approved by the shareholders or directors at the next regular meeting of the shareholders or directors after the conference.
     SECTION 7. Usage of Terms. Except as otherwise specifically provided, for the purposes of these bylaws, the term majority shall mean a number greater than one-half (1/2) of the total.
     Except as otherwise specifically provided, for the purposes of these bylaws, and as the context may require, the use of pronouns of the masculine gender shall be deemed to include pronouns of the feminine and neuter genders, and the use of pronouns of the feminine gender shall be deemed to include pronouns of the masculine and neuter genders.

ARTICLE X. AMENDMENTS
     These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors, subject to repeal or alteration by action of the shareholders.